Exhibit 10.3

To:           GulfMark Rederi AS (the "Borrower")

 Strandgata 5

N-4307 Sandnes

Norway

Attention: Chief Financial Officer

Copy:       GulfMark Offshore, Inc. (the “Parent Guarantor”)

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

United States

Attention: Chief Financial Officer

GulfMark UK Ltd. (the “UK Guarantor” and, together with the Borrower and the Parent Guarantor, “you”)

95 Aldwych

London

WC2B 4JF

Attention: Chief Financial Officer

Bergen, 28 April 2017

Dear Sirs,

GULFMARK REDERI AS – NOK 600,000,000 SECURED REVOLVING CREDIT FACILITY AGREEMENT DATED 27 DECEMBER 2012 (as later amended and restated, the "Agreement")

1.	Introduction

1.1	Reference is made to the Agreement. Terms used in this support letter extension (the "Extension Letter") shall, unless defined herein, have the same meaning ascribed to such terms in the Agreement.

1.2

Reference is also made to the interim utilisation letter dated 17 March 2017 (the "Interim Utilisation Letter"), under which we agreed to let you draw down USD 10,000,000 subject to certain terms as set out therein.

1.3

Reference is also made to the letter agreement dated 14 April 2017 (the “Support Letter”), under which we agreed to abstain from exercising any remedies in respect of the Enumerated Defaults (as defined therein) during the Support Period (as defined therein) on the terms contained in the Support Letter.

1.4

You have requested, and the Lender has agreed to abstain from exercising any remedies in respect of the Enumerated Defaults during the Extended Support Period (as defined below) on the terms contained in this Extension Letter.

2.	THE EXTENDED Support Period

2.1

During the Extended Support Period, the Lender hereby agrees to waive each Default and/or Event of Default which is an Enumerated Default (and, during the Extended Support Period, to abstain from exercising any rights or remedies under the Finance Documents as a result of any such Default and/or Event of Default which is an Enumerated Default).

2.2

“The “Extended Support Period” is the period beginning on the date hereof and ending on the earlier of (x) 11:59 p.m. (New York Time) 12 May 2017 or (y) the occurrence of any Early Termination Event (as defined in the Support Letter).

3.	[Reserved]

4.	Conditions Precedent

4.1	The effectiveness of this Extension Letter is subject to the satisfaction, or waiver by the Lender, of the following conditions:

(a)	this Extension Letter shall be duly countersigned by the Borrower, the Parent Guarantor and the UK Guarantor;

(b)

the Parent Guarantor and the Borrower have confirmed, by countersigning this Extension Letter, their acceptance to the Lender engaging Ince & Co LLP as its UK legal counsel, and that Borrower and the Parent Guarantor shall be jointly and severally liable for all legal fees and costs reasonably incurred by the Lender from such engagement;

(c)

the Parent Guarantor shall have paid, in cash, all outstanding costs and expenses of the Lender incurred prior to the date of this Extension Letter, including (i) all invoiced fees and disbursements of its legal advisors, Hughes Hubbard & Reed LLP (including the invoice dated 18 April 2017) and Advokatfirmaet Thommessen AS, (ii) all fees and agreed retainers of Guggenheim Partners LLC (retainer being in the amount of USD $100,000), and (iii) all agreed retainers of Ince & Co LLP (retainer being in the amount of GBP 65,000 + VAT); and

(d)

the Parent Guarantor shall have entered into extended forbearance or support agreements with respect to (i) the RBS Facility and (ii) the 2022 Notes, in each case, in form and substance reasonably acceptable to the Lender (each, a “Third Party Extended Forbearance Agreement”).

5.	TOLLING OF TIME PERIODS

The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of actions that the Agent or any Lender may be entitled to take or bring to enforce its rights and remedies against you are, to the fullest extent permitted by law, tolled and suspended during the Extended Support Period.

6.	COUNTERPARTS

This Extension Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Extension Letter.

7.	GOVERNING LAW, JURISDICTION AND ENFORCEMENT

7.1	This Extension Letter and any non-contractual arrangements arising out of or in relation to it shall be governed by Norwegian law.

7.2	This Extension Letter shall be a Finance Document and Clause 31 (Governing law and enforcement) shall apply mutatis mutandis in respect of this Extension Letter

* * *

Please confirm your acceptance to the foregoing terms and conditions by signing the acceptance of this Extension Letter below.

[signature pages to follow]

Yours faithfully

for and on behalf of DNB Bank ASA
/s/ Andrew J. Shohet _________________________ Name: Andrew J. Shohet Title: Vice President	/s/ Cathleen Buckley _________________________ Name: Cathleen Buckley Title: Senior Vice President

Accepted and agreed by:

For and on behalf of GulfMark Rederi AS /s/ Quintin V Kneen______________________ Name: Quintin V Kneen Title: President & Chief Executive Officer

For and on behalf of GulfMark Offshore, Inc. /s/ J. Mitchell_________________________ Name: J. Mitchell Title: Executive Vice President & CFO

For and on behalf of GulfMark UK Ltd. /s/ J. Mitchell_________________________ Name: J. Mitchell Title: Executive Vice President & CFO